Exhibit 23.1

                   [LETTERHEAD OF LBB & ASSOCIATES LTD., LLP]



               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the use of our report dated September 1, 2009, in this Form S-1 Registration Statement of Tycore Ventures Inc, for the registration of shares of its common stock. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.



/s/ LBB & Associates Ltd., LLP
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LBB & Associates Ltd., LLP

Houston, Texas
September 10, 2009